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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the inclusion in this registration statement on Form S-4 (File No. 333-24715) of our report dated June 4, 1997, on our audits of the statement of assets to be acquired of the Log Cabin Syrup Business, a component of Kraft Foods, Inc., as of December 28, 1996, and the statements of operations for the years ended December 28, 1996, December 30, 1995 and December 31, 1994. We also consent to the reference to our firm under the caption "Experts."



                                          /s/ Coopers & Lybrand L.L.P.
                                          Coopers & Lybrand L.L.P.



Chicago, Illinois
July 11, 1997